February 19, 2008

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4 to Form 8-K of Viscorp, Inc., dated February 19, 2008, as they relate to our firm.

Regards,

/s/  The Hall Group, CPAs

The Hall Group, CPAs